EXHIBIT 10.35


THE SECURITIES THAT ARE THE SUBJECT OF THIS SECURITIES PURCHASE AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS BY VIRTUE OF THE INTENDED COMPLIANCE BY THE ISSUER WITH SECTION 4(2), SECTION 4(6) AND/OR REGULATION D OF THE SECURITIES ACT AND SIMILAR EXEMPTIONS UNDER STATE LAW. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 13th day of April, 2006, by and between Savoy Resources Corp., a Colorado corporation (the "Company"), with its offices located at 18826 Pagentry Place, Monument, Colorado 80132, and SDM Consultant Corp., with its offices located at 1418 65th Street, Brooklyn, New York 11219 (the "Purchaser").


                                    RECITALS:

     WHEREAS, the Company is offering for sale 5,000,000 shares (the "Shares") of common stock, $0.001 par value per share (the "Common Stock"), at a per share price of $0.015 in a transaction exempt from registration under Section 4(2),
Section 4(6) and/or Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and the regulations promulgated thereunder, and applicable securities laws and regulations of the State of New York (the "Offering").

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.0:  PURCHASE AND SALE OF SHARES.

     Section 1.1 Closing. The Company agrees to issue, sell and deliver to the Purchaser, and the Purchaser agrees to purchase and receive from the Company, five million (5,000,000) Shares upon the terms and conditions set forth in this Agreement. The closing (the "Closing") of the sale and purchase of the Shares shall take place at the Company's offices at 10:00 a.m., local time, on Monday, April 24, 2005, or at such other time and place as may be agreed to by the parties (the "Closing Date"). The Shares shall be restricted and the certificates representing the Shares shall bear the restrictive legend pursuant to Rule 144 of the General Rules and Regulations under the Securities Act.


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     Section 1.2 Purchase Price. The total purchase price for the Shares (the
"Purchase Price") shall consist of cash in the amount of seventy-five thousand U.S. dollars (US$75,000.00).

ARTICLE 2.0:  REPRESENTATIONS AND WARRANTIES.

     Section 2.1 Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties to the Company.

     (a) Speculative Investment. The Purchaser is aware that an investment in the Shares is highly speculative and subject to substantial risks. The Purchaser is capable of bearing the high degree of economic risk and the burden of this venture, including, but not limited to, the possibility of complete loss of the Purchaser's investment in the Shares that makes liquidation of this investment impossible for the indefinite future.

     (b) Privately Offered. The offer to issue and sell the Shares was communicated directly to the Purchaser in such a manner that the Purchaser was able to ask questions of and receive answers concerning the terms and conditions of this transaction. At no time was the Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general advertising.

     (c) Purchase for Investment. The Shares are being acquired solely for the Purchaser's own account, for investment purposes and are not being purchased with a view to the resale, distribution, subdivision or fractionalization thereof without proper registration with appropriate securities administrators or an applicable exemption from such registration. The Purchaser will comply with all applicable law with respect to any resale of the Shares.

     (d) Access to Information. The Purchaser or the Purchaser's professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company and its officers, directors, employees and agents concerning the terms and conditions of the offering of the Shares, the Company and its business and prospects, and to obtain any additional information that the Purchaser or the Purchaser's professional advisor deems necessary to verify the accuracy and completeness of the information received.

     (e) Reliance on Own Advisors. The Purchaser has relied on the advice of, or has consulted with, the Purchaser's own tax, investment, legal or other advisors and has not relied on the Company or any of it affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Securities Act, for any tax or legal advice. The foregoing, however, does not limit or modify the Purchaser's right to rely upon representations and warranties of the Company in Section 2.2 of this Agreement and any representations of any third parties acting as agents for or on the Company's behalf.

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     (f) Capability to Evaluate. The affiliates, officers and directors of, and persons who control, the Purchaser have such knowledge and experience in financial and business matters so as to enable such Purchaser to utilize the information made available to it in connection with the offer of the Securities in order to evaluate the merits and risks of the prospective investment.

     (g) Authority. The Purchaser (and each of its subsidiaries, if applicable) is a corporation duly incorporated and existing in good standing under the laws of the State of New York and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Purchaser has full power and authority to execute and deliver this Agreement and each other document included herein, if any, for which a signature is required and to act in accordance with the terms of this Agreement and such other documents, if any.

     Section 2.2 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

     (a) Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Colorado and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect," for purposes of this Agreement, means any adverse effect on the business, operations, properties, prospects or financial condition of the entity with respect to which such term is used and that is material to such entity and other entities controlled by such entity taken as a whole.

     (b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof; (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required; (iii) this Agreement has been duly executed and delivered by the Company; and (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of, creditors' rights and remedies or by other equitable principles of general application).

     (c) Authorized Capital; Rights or Commitments to Stock. As of the date of this Agreement, the authorized capital stock of the Company consists of 110,000,000 shares, of which 100,000,000 shares are Common Stock, of which approximately 66,025,517 shares are issued and outstanding, and 10,000,000 shares are preferred stock, of which no shares are issued and outstanding. All of the outstanding shares of the Company's Common Stock have been validly issued and are fully paid and non-assessable.

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     (d) Issuance of Securities. The issuance of the Shares has been duly authorized and, when paid for and issued in accordance with the terms hereof, the Shares shall be validly issued, fully paid and non-assessable and entitled to the rights inherent in the securities and as specified herein.

     (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Articles of Incorporation or Bylaws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or assets of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Purchaser and not to the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

     (f) Reporting Status. The Company is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended. The Company is not an investment company or a developmental-stage company that has no specific business plan or purpose. No information or documentation provided to the Purchaser as of the date hereof has contained any untrue statement of a material fact or has omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g) No General Solicitation. Neither the Company, nor any of its affiliates, or, to the best of its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising in connection with the offer or sale of the Shares.

     (h) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any of the Company's securities or solicited any offers to buy any of such securities, under circumstances that would prevent the Company from offering the Shares pursuant to Section 4(2), Section 4(6) or Regulation D of the Securities Act.

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ARTICLE 3.0:  COMPLIANCE AND INSTRUCTIONS.

     Section 3.1 Securities Compliance. The Company shall, to the extent required, notify the SEC, the New York Bureau of Investor Protection and Securities and the NASD Over-the-Counter Bulletin Board, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings, as may be required by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser.

     Section 3.2 Transfer Agent Instructions.

     (a) Common Stock to be Issued With Restrictive Legend. Upon the Closing, the Company shall instruct its transfer agent to issue certificates for 5,000,000 Shares to be received by the Purchaser pursuant to this Agreement, with a restrictive legend pursuant to Rule 144 under the Securities Act, in the name of the Purchaser and in such denominations to be specified by the Purchaser.

     (b) Registration. The Company shall be required, at the request of the Purchaser and at the Company's expense, to effectuate the registration of the shares of Common Stock included in the Shares under the Securities Act and all relevant "blue sky" laws as promptly as is practicable, but in any event within the time limits specified in this Section 3.2, (b). The Company and the Purchaser shall cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effectuate such registration. The Company shall file a registration statement within ninety (90) days after the Purchaser's demand therefor and shall use its best efforts to cause such registration statement to become effective as soon as practicable thereafter and, in any event, within one hundred eighty (180) days from the initial filing thereof. Such best efforts shall include, without limitation, promptly responding to all comments received from the SEC and providing the Purchaser's counsel with a contemporaneous copy of all written correspondence with the SEC. Once declared effective by the SEC, the Company shall cause such registration statement to remain effective until the earlier of: (i) the sale by the Purchaser of all of the shares of Common Stock registered or (ii) one hundred eighty (180) days after the effective date of such registration statement. In the event that the Company undertakes to file a registration statement on Form S-3 in connection with the Common Stock, upon the effectiveness of such registration, the Purchaser shall have the option to sell its shares of Common Stock pursuant thereto. The foregoing shall not in any way limit the Purchaser's rights in connection with the Common Stock.

ARTICLE 4.0:  GENERAL CONDITIONS.

     Section 4.1 General Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and/or sell the Shares to the Purchaser is subject to the satisfaction, at the Closing, of each of the conditions set forth below. These conditions may be waived by the Company at any time in its sole discretion.


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     (a) Accuracy of the Purchaser's Representations and Warranties. The
representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time (except for any representations and warranties that are effective as of a particular, specified date).

     (b) Performance by the Purchaser. The Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchaser at or prior to the Closing.

     (c) No Injunction, No Legal Action. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement. No legal action, suit or proceeding shall be pending or threatened that seeks to restrain or prohibit the transactions contemplated by this Agreement.

     (d) Execution. The Purchaser shall have executed two (2) originals of this Agreement and delivered the same to the Company.

     (e) Purchase Price. The Purchaser shall have delivered the applicable Purchase Price for the Shares to be purchased, in accordance with Section 1.2 above.

     Section 4.2 General Conditions Precedent to the Obligation of the Purchaser to Purchase the Shares. The obligation hereunder of the Purchaser to purchase and pay for the Shares is subject to the satisfaction, at the Closing, of each of the conditions set forth below. These conditions may be waived by the Purchaser at any time in its sole discretion.

     (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that are effective as of a particular, specified date).

     (b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company pursuant to this Agreement at or prior to the Closing, unless any such agreement or condition is waived by the Purchaser in writing at or prior to Closing.

     (c) Trading and Listing. The Company shall not have received notice of, and trading in the Company's Common Stock shall not have been, suspended by the SEC or a national securities exchange (currently the Over-the-Counter Bulletin Board) (except for any suspension of trading of limited duration agreed to between the Company and the principal exchange on which the Common Stock is traded solely to permit dissemination of material information regarding the Company) or de-listed by such exchange, and trading in securities generally as reported by such exchange shall not have at any prior time been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such exchange.


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     (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

     (e) Execution. The Company shall have executed two (2) originals of this Agreement and delivered the same to the Purchaser.

ARTICLE 5.0:  TERMINATION.

     Section 5.1 Termination. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Purchaser. This Agreement may be terminated by action of the respective Board of Directors or other governing body of the Purchaser or the Company at any time if the Closing shall not have been consummated by the fifth (5th) business day following the date of this Agreement, provided that the party seeking to terminate the Agreement is not in breach of the Agreement. This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the seventh (7th) business day following the date of this Agreement, provided, however, that any such termination shall not terminate the liability of any party that is then in breach of the Agreement.

ARTICLE 6.0:  MISCELLANEOUS.

     Section 6.1 Fees and Expenses. The parties shall each pay the fees, commissions and expenses of their respective advisers, brokers, finders, counsel, accountants and other experts, if any, and all other expenses associated therewith, in accordance with their respective agreements.

     Section 6.2 Specific Enforcement, Consent to Jurisdiction.

     (a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.


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     (b) The Company and the Purchaser hereby (i) irrevocably submit to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of Colorado for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to each party at the address in effect for notices to it under this Agreement and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

     Section 6.3 Entire Agreement: Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     Section 6.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received) or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

     The addresses for such communications shall be:

To the Company:            Savoy Resources Corp.
                           18826 Pagentry Place
                           Monument, Colorado 80222
                           Attention:  Mr. Arthur Johnson, President

With a copy to:            Cudd & Associates
                           18826 Pagentry Place
                           Monument, Colorado 80222
                           Attention:  Patricia Cudd, Esq.

To the Purchaser:          At the address set forth in the first paragraph of
                           this Agreement or as specified hereafter in writing by the Purchaser.

Either party hereto may from time to time change its address for notices by giving at least ten (10) days' written notice of such changed address to the other party hereto.

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     Section 6.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Section 6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section 6.7 Governing Law. This Agreement is deemed made, and the transactions contemplated herein are deemed to have taken place in, the State of Colorado. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado without regard to such state's principles of conflict of laws.

     Section 6.8 Survival. The representations and warranties of the Company and the Purchaser contained in herein and the agreements and covenants set forth in Sections 1.1 and 1.2, 2.1 and 2.2 and 4.1 and 4.2 shall survive for a period of three (3) years after the Closing Date.

     Section 6.9 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

     Section 6.10 NASD. The term "NASD" or "NASD Over-the-Counter Bulletin Board" herein refers to the principal market on which the Common Stock of the Company is traded. If the Common Stock is listed on a securities exchange, or if another market becomes the principal market on which the Common Stock is traded or through which price quotations for the Common Stock are reported, the term "NASD" or "NASD Over-the-Counter Bulletin Board" shall be deemed to refer to such exchange or other principal market.

     Section 6.11 Acceptance. Execution and delivery of this Agreement by the Purchaser shall constitute an offer to purchase the Shares, which offer, unless previously revoked by the Purchaser, may be accepted or rejected by the Company, in its sole discretion, for any cause or for no cause and without liability to the Purchaser. The Company shall indicate acceptance of this Agreement by signing as indicated on the signature page hereof.

     Section 6.12 Binding Agreement. Upon acceptance of this Agreement by the Company, the Purchaser agrees that it may not cancel, terminate or revoke any agreement of the Purchaser made hereunder, and that this Agreement shall be binding upon the successors and assigns of the Purchaser.

     Section 6.13 Counterparts. This Agreement may be signed in multiple counterparts, which counterparts shall constitute one and the same original instrument.

     Section 6.14 Severability. If any portion of this Agreement shall be held illegal, unenforceable or void or voidable by any court, each of the remaining terms hereof shall nevertheless remain in full force and effect as a separate contract.


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     Section 6.15 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

THE COMPANY:                                         THE PURCHASER:

SAVOY RESOURCES CORP.                                SDM CONSULTANT CORP.



By: /s/ Arthur Johnson                               By: /s/ Mayer Unger
    ------------------                                   ---------------
   Arthur Johnson, President and                         Mayer Unger, President
   Chief Executive Officer









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